     As Filed with the Securities and Exchange Commission on July 26, 2000

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                                UGI CORPORATION
            (Exact name of Registrant as specified in its charter)

               PENNSYLVANIA                            23-2668356
       (State or other jurisdiction                 (I.R.S. Employer
    of incorporation or organization)              Identification No.)
                                ---------------

                             460 NORTH GULPH ROAD
                           KING OF PRUSSIA, PA 19406
         (Address, including zip code, of principal executive offices)

                                ---------------

                           BRENDAN P. BOVAIRD, ESQ.
                      VICE PRESIDENT AND GENERAL COUNSEL
                                UGI CORPORATION
                             460 NORTH GULPH ROAD
                           KING OF PRUSSIA, PA 19406
                                (610) 337-1000
    (Name, address, and telephone number, including area code, of agent for service)

                                ---------------

                                  Copies to:

                             LINDA L. GRIGGS, ESQ.
                          MORGAN, LEWIS & BOCKIUS LLP
                              1800 M STREET, N.W.
                          WASHINGTON, D.C. 20036-5869
                                (202) 467-7245

                                ---------------

  Approximate date of commencement of proposed sale to public: From time to time following the effectiveness of this Registration Statement.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

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
                                           Proposed       Proposed
                                           Maximum        Maximum      Amount of
 Title of Securities to   Amount to be  Offering Price   Aggregate    Registration
     be Registered       Registered(1)   Per Share(2)  Offering Price     Fee
----------------------------------------------------------------------------------
Common stock, without
 par value.............  500,000 shares    $21.6875     $10,843,750      $2,863
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions.
(2) Calculated pursuant to Rule 457(c) and (h), based upon the average of the reported high and low sales prices for the common stock as reported on the New York Stock Exchange for July 25, 2000.

  The Prospectus included in this Registration Statement is a combined Prospectus as permitted by Rule 429 under the Securities Act of 1933, as amended, and includes, as of July 26, 2000, a total of 28,284 shares of common stock previously registered and unsold under Registration Statement No. 33-78776.

                                ---------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said
Section 8(a), may determine.

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

                            [UGI Corporation Logo]

                                                                  July 26, 2000

To Our Shareholders and Holders of Series Preferred Stock of UGI Utilities,
Inc.:

Re: Description of the Dividend Reinvestment Plan

The Dividend Reinvestment Plan of UGI Corporation provides you with a simple and convenient method to purchase shares of UGI's common stock, without the payment of any brokerage commissions or service charges. This Plan gives you the opportunity to increase your equity investment in UGI by using your divi-dends to purchase common stock. The Plan provides for the issuance of up to 528,284 shares of common stock. ChaseMellon Shareholder Services is the agent for the Plan. Holders of shares of common stock and holders of shares of se-ries preferred stock issued by UGI Utilities, Inc. are entitled to participate in the Plan.

The features of the Plan are outlined below:

  1. Reinvestment of Dividends; Price. You may use all or any part of the div-idends you are entitled to receive on common stock or on UGI Utilities series preferred stock to purchase shares of common stock. The price paid for common stock purchased for you with reinvested dividends will be equal to the average of the high and low sales prices of the common stock on the New York Stock Exchange (Composite Transactions) on the last trad-ing day before the new shares are purchased for you. See "Operation of the Plan" and "Purchase Price for Shares" below.

  2. Additional Purchase for Cash; Price. You may also purchase more shares of common stock by sending ChaseMellon up to $3,000 per calendar quarter. Shares purchased with the additional cash will be purchased at the same purchase price described in paragraph 1. See "Cash Investment Option" and "Purchase Price for Shares" below.

  3.Payroll Deduction for Employees. Employees who join the Plan may have their additional cash payments deducted from their salary through payroll deductions. See "Cash Investment Option" below.

  4. No Commissions or Other Expenses. You will pay no brokerage commissions or other expenses when you purchase shares with reinvested dividends or additional cash. UGI will pay all of these fees and expenses under the Plan. See "Cost to Participants" below.

  5. Custodial Service. You may deposit your certificates for shares purchased outside of the Plan in your account with ChaseMellon for safekeeping at minimal cost to you. See "Certificates for Shares" below.

  6. Federal Taxes on Dividends. Under federal tax law, you will have to pay federal income tax on reinvested dividends even though you do not actu-ally receive them. See "Tax Aspects" below.

This Prospectus contains more detailed information about the Plan; please re-view the entire Prospectus carefully before deciding what to do.

THE PLAN AND THE COMMON STOCK COVERED BY THE PLAN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 AVAILABLE INFORMATION ________________________________________________________

UGI files reports, proxy statements and other information with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934. Such reports, proxy statements and other information are available over the Internet at the SEC's web site at http://www.sec.gov. You can also read and copy any document filed with the SEC at the public reference facilities of the SEC, Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800 SEC-0330 for further informa-tion about the operation of the Public Reference Room. The common stock is listed on the New York and Philadelphia stock exchanges, and reports, proxy statements and other information concerning UGI can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Philadelphia, Pennsylvania 19103.


 INCORPORATION OF CERTAIN DOCUMENTS
 BY REFERENCE _________________________________________________________________

The following documents filed with the SEC by UGI (File No. 1-11071) are in-corporated by reference into this Prospectus:

  1. UGI's Annual Report on Form 10-K for the year ended September 30, 1999, as amended by Form 10-K/A dated June 28, 2000.

  2. UGI's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999 and March 31, 2000.

  3. The description of UGI's common stock contained in UGI's Registration Statement under the Exchange Act on Form 8-B, dated March 23, 1992, as amended by Amendment No. 1 to Form 8-B, dated April 10, 1992, and on Form 8-A, dated June 24, 1996, and any amendments or reports filed after the date hereof for the purpose of updating such description.

All documents filed by UGI with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by refer-ence in and shall be a part of this Prospectus from the date of filing of such documents.

The information incorporated by reference is considered to be part of this Prospectus and later information filed with the SEC will modify or supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

You may request (at no cost), a copy of any or all of the documents which are incorporated by reference into this Prospectus, other than exhibits to such documents, by writing or calling the Corporate Secretary at UGI Corporation, P.O. Box 858, Valley Forge, Pennsylvania 19482, (610) 337-1000.

You should rely only on the information contained in or incorporated by refer-ence into this Prospectus. UGI has not authorized anyone to provide you with different information. You should not assume that the information in the Pro-spectus is accurate as of any date other than the date of this Prospectus.

 THE COMPANY __________________________________________________________________

UGI is a holding company with three primary subsidiaries. Its natural gas utility and electric utility operations are conducted through a wholly owned subsidiary, UGI Utilities, Inc. UGI Utilities owns and operates a natural gas distribution utility in parts of eastern and southeastern Pennsylvania and an electric utility generation and distribution operation in northeastern Penn-sylvania. UGI conducts a national propane distribution business through AmeriGas Partners, L.P. and its operating subsidiary, AmeriGas Propane, L.P., both of which are Delaware limited partnerships. UGI's wholly owned subsidi-ary, UGI Enterprises, Inc., conducts an energy marketing business through its wholly owned subsidiary, UGI Energy Services, Inc. Through other subsidiaries, UGI Enterprises (1) owns and operates a propane distribution business in Aus-tria, the Czech Republic and Slovakia, (2) owns and operates a newly formed retail hearth products business in the Middle Atlantic region of the U.S., and
(3) participates in international propane joint-venture projects.

UGI was incorporated in Pennsylvania in 1991 as the successor to a business initially founded in 1882. Its executive offices are located at 460 North Gulph Road, King of Prussia, Pennsylvania 19406. Its telephone number is (610) 337-1000.

 DESCRIPTION OF THE PLAN ______________________________________________________

The following question and answer format briefly explains the Plan.

Purpose

What is the purpose of the Plan?

The Plan offers shareholders of UGI and its utility subsidiary, UGI Utilities, Inc., the opportunity to purchase additional shares of common stock periodi-cally without payment of commissions or other expenses.

Operation of the Plan

How does the Plan work?

Shareholders who enroll in the Plan can increase their ownership of UGI common stock through the automatic reinvestment of dividends received on UGI common stock and UGI Utilities series preferred stock. Participants in the Plan may elect to reinvest the dividends on some or all of the shares of stock owned by them, including those subsequently purchased through the Plan. The price for common stock purchased with reinvested dividends will be equal to the average of the high and low sales prices of the common stock on the New York Stock Ex-change (Composite Transactions) on the last trading day before the date on which dividends are reinvested, as described below under the heading "Rein-vestment Date." In addition to reinvesting dividends, participants may pur-chase additional shares by sending up to $3,000 per calendar quarter to ChaseMellon Shareholder Services, Investment Services, P.O. Box 3338, South Hackensack, New Jersey 07606, the agent for the Plan. See "Cash Investment Op-tion."

No commissions or fees of any kind are charged to a participant for the pur-chase of additional shares by cash contribution or by reinvestment of divi-dends or for the administration of the participant's account (although charges may be incurred by a participant upon withdrawal from the Plan and as other-wise described below). Dividends to be reinvested and cash contributions are fully invested because the Plan permits fractions of additional shares as well as full additional shares to be credited to a partici-pant's account. Additional full and fractional shares of common stock credited to a participant's account will automatically become participating shares in the Plan. Quarterly account statements are provided to each participant, and each participant who makes an optional cash contribution will receive an ac-count statement for the month in which an optional cash contribution is in-vested.

Administration

Who administers the Plan?

ChaseMellon Shareholder Services, the Agent for the Plan, administers the Plan and also provides recordkeeping and certain other services for the Plan.

ChaseMellon will forward annual reports, proxy statements, mid-year reports and copies of correspondence sent by UGI to all other shareholders, and will answer shareholder inquiries in connection with the Plan. All inquiries should be directed by mail to ChaseMellon Shareholder Services, Investment Services, P.O. Box 3338, South Hackensack, New Jersey 07606, or by telephone to (800) 756-3353.

How are participating shares voted?

ChaseMellon will vote full and fractional additional shares of common stock in the Plan in accordance with instructions received from participants. In the absence of instructions, ChaseMellon will not vote the participating shares.

Enrollment

How does a shareholder become a participant?

A shareholder may join the Plan at any time by completing an authorization form and returning it to ChaseMellon in the postage paid envelope provided for this purpose. This form may be obtained from ChaseMellon at any time upon re-quest. Enrollment in the Plan can be made only through the execution of an au-thorization form. By written request to ChaseMellon, a participant may elect to receive a dividend check in lieu of having dividends reinvested for quar-ters which are specified in such written notice.

If the authorization form is received by ChaseMellon prior to the record date for a particular dividend payment date, which is typically approximately 30 days before that dividend payment date, dividend reinvestment will commence with that dividend when it is payable. Optional cash payments to purchase ad-ditional shares of common stock under the Plan may not be made until after the participant's initial dividend reinvestment.

What if UGI common stock or UGI Utilities series preferred stock is held in a nominee registration?

A beneficial owner of UGI common stock or UGI Utilities series preferred stock whose shares are registered in a nominee name (such as in the name of a bank or a broker) must have those shares reregistered in the name of the owner be-fore such shares can participate in the Plan unless such bank or broker par-ticipates directly in the Plan or through the Depository Trust Company or Mid-west Securities Trust Company for its beneficial owners.

Can a participant change participation in the Plan?

A participant may change the purchase instructions at any time by executing a new authorization form and returning it to ChaseMellon.

Reinvestment Date

When do UGI and UGI Utilities pay dividends?

The dividend payment dates for UGI common stock and UGI Utilities series pre-ferred stock are currently the first days of January, April, July and October. Thus, the date the dividends are reinvested will be the first day of January, April, July and October.

Cash Investment Option

How are optional payments made?

In addition to the dividend reinvestment, a participant may elect to make cash contributions. In gen-eral, a participant has the option to invest a minimum of $25 and a maximum of $3,000 cash per calendar quarter in additional shares of common stock on the first business day of any month. The cash investment option is available to a participant only after the participant's initial dividend reinvestment under the Plan. A participant can make cash contributions by using the detachable portion of the participant's statement of account and mailing it to ChaseMellon along with a check or money order in the amount of the cash con-tribution. Other arrangements can be made if approved by UGI. In any case, a participant may request the return of an optional cash investment at any time prior to investment, without withdrawing from the Plan, by written notice re-ceived by ChaseMellon at least two business days prior to the date on which such optional cash contribution is to be used to purchase any additional shares of common stock.

How may an employee participate through payroll deduction?

Employees of UGI and its subsidiaries may also participate through a payroll deduction option. An employee may join the Plan at any time by completing an authorization form and a payroll deduction form and returning them to UGI. By completing the payroll deduction form employees will authorize UGI to withhold a specified amount from their compensation in each pay period which may not exceed a maximum of $3,000 cash per calendar quarter, and apply that amount to the purchase of shares for the account of the employee on the first business day of the immediately following month at a purchase price equal to the aver-age of the high and low sales prices of the common stock on the New York Stock Exchange (Composite Transactions) on the last trading day in the month in which such amounts are withheld. The payroll deduction form will permit such authorization to continue for an indefinite period of time until the amount of the payroll deduction is revised, changed or terminated by written notice to UGI. Such notice of a revision, change or termination by an employee will be-come effective as soon as practicable after an employee's request is received by UGI. The minimum weekly payroll deduction is $1.

Purchase Price for Shares

At what price are shares purchased with reinvested dividends or optional cash contributions?

On the date that dividends are reinvested, UGI will pay to ChaseMellon the to-tal amount of dividends on all full and fractional participating shares. These funds will be used to purchase additional shares of UGI common stock from UGI at a price equal to the average of the high and low sales prices of the common stock on the New York Stock Exchange (Composite Transactions) on the last trading day in the month immediately preceding the month during which the div-idends are reinvested.

Any money held for a participant under the cash investment option described above will be used to purchase additional shares on the first business day of the month immediately following the month in which such participant's optional cash contribution is received. These funds will be used to purchase additional shares at a price equal to the average of the high and low sales prices of the common stock on the New York Stock Exchange (Composite Transactions) on the last trading day in the month in which the cash payment is received by ChaseMellon. However, if the cash payment is received fewer than two business days prior to such purchase date, the optional cash contribution will be used to purchase shares on the first business day of the month immediately follow-ing the month in which such purchase date falls at a price equal to the aver-age of the high and low sales prices of the common stock on the New York Stock Exchange (Composite Transactions) on the last trading day in the month immedi-ately following the month in which such optional cash contribution is re-ceived.

All additional shares purchased and held under the Plan will automatically be-come participating shares in the Plan. Each participant's account will be credited as of the applicable purchase date with the number of full and fractional shares equal to the amount to be invested di-vided by the applicable purchase price.

Certificates for Shares

Where are the shares purchased under the Plan held?

The additional shares will be issued and held in the name of ChaseMellon or its nominee until the participant withdraws from the Plan or until the partic-ipant gives ChaseMellon written instructions to deliver certificates for full additional shares of common stock held under the Plan. A participant may ob-tain certificates for any number of full additional shares at no charge and still remain in the Plan. Dividends on participating shares, including any fractional shares, will be reinvested as long as the participant remains in the Plan.

Can shares be withdrawn from the Plan?

A participant who wishes to remain enrolled in the Plan, but wishes to with-draw a portion of the participant's additional shares owned may do so by sub-mitting instructions on the detachable portion of the statement of account. If a participant dies, ChaseMellon will follow the instructions of the decedent's personal representative upon submission of appropriate proof of such repre-sentative's authority.

Custodial Service.

The Plan provides for an option at minimal cost to you (currently $7.50 per transaction in a single account) which allows ChaseMellon to act as custodian for any shares of the common stock purchased outside the Plan. If you elect to use this service, you should send your certificates for shares of common stock, together with your check for $7.50 payable to ChaseMellon, by regis-tered mail to ChaseMellon Shareholder Services, Investment Services, P.O. Box 3338, South Hackensack, New Jersey 07606. ChaseMellon will transfer these shares to its name or the name of its nominee to be held along with shares purchased with your dividends or cash contributions for credit to your ac-count.

Can additional shares be pledged?

Shares of common stock purchased under the Plan and held by ChaseMellon may not be pledged. Any participant who wishes to pledge such shares must request that certificates be issued in the name of the registered owner for that pur-pose.

Reports to Participants

What reports do participants receive?

Each participant will receive a statement of account approximately fifteen days after each date on which dividends are reinvested showing the total divi-dends received on participating shares, the number of full and fractional ad-ditional shares purchased for the quarter and the total number of shares held in the account.

Monthly statements are issued to reflect cash contributions, including payroll deductions and the number of full and fractional additional shares purchased with those cash contributions. The statements should be retained for tax pur-poses.

Termination of Participation

How does a participant terminate participation?


A participant may withdraw from the Plan by providing ChaseMellon with written instructions to that effect. A participant should use the detachable portion of the statement of account for this purpose and send it to ChaseMellon Share-holder Services, Investment Services, P.O. Box 3338, South Hackensack, New Jersey 07606. Upon withdrawal from the Plan, a participant may elect to have
(i) a certificate representing full shares of common stock held in the Plan for such participant issued in the participant's name, (ii) the shares of com-mon stock held in the Plan for such participant sold or (iii) a combination of the foregoing.

A participant's notice of withdrawal will be processed promptly after receipt thereof unless the notice is received fewer than five business days prior to a record date for a particular dividend, in which case such notice of withdrawal will be processed promptly after the dividend payment date immediately follow-ing such record date. Accordingly, if a participant notifies ChaseMellon less than five business days prior to a record date of such participant's election to withdraw from the Plan and such participant elects to sell all or a portion of the shares of common stock held in the Plan for such participant as a means of withdrawal, the request will not be processed and the shares will not be sold until after the immediately following dividend payment date passes.

Upon withdrawal from the Plan, all fractional shares will be converted into cash and any cash submitted under the cash option, which has not been invest-ed, will be returned to the participant. Sale proceeds will be remitted to a participant net of all brokerage fees and expenses.

Sale of Shares

How does a participant arrange for sale of shares in the Plan?

A participant may sell any portion of the shares of common stock (but not all of such shares) held in the Plan for such participant at any time by providing ChaseMellon with written instructions to that effect. A participant should use the detachable portion of the statement of account for this purpose and send it to ChaseMellon Shareholder Services, Investment Services, P.O. Box 3338, South Hackensack, New Jersey 07606. See "Termination of Participation" for sales of all shares held in the Plan.

Full shares and fractional shares will be sold within ten business days after receipt of notice at the market price of the common stock on the New York Stock Exchange, such price being obtained at the time of sale on the date on which such shares are actually sold. Sale proceeds will be remitted to partic-ipants net of all brokerage fees and expenses.

Tax Aspects

What are the tax consequences of participating in the Plan?

Cash dividends, if any, reinvested under the Plan will be taxable for U.S. federal income tax purposes as having been received by you even though you have not actually received them in cash. The total amount of dividends, if any, paid to you during a calendar year, whether or not they are reinvested, will be reported to you and the U.S. Internal Revenue Service shortly after the close of each year.

Participants will not realize any taxable income when they receive certifi-cates for full shares credited to their account whether upon their request for such certificates or upon withdrawal from or termination of the Plan. However, participants may realize capital gains or losses when full shares acquired un-der the Plan are sold. Upon withdrawal from or termination of the Plan, par-ticipants may also realize capital gain or loss when they receive a cash pay-ment for a fractional share credited to their accounts.

Cost to Participants

Is the Plan entirely cost free to a participant?

There will be no expense to participants arising out of participation in the Plan because UGI will absorb all expenses and fees in connection with the pur-chase of additional shares of common stock under the Plan. However, a partici-pant will incur brokerage charges if the shares of common stock held in the Plan are sold. In addition, a participant will incur certain minimal charges if the participant makes use of the custodial services offered by ChaseMellon.

Plan Changes and Termination

Can the Plan be changed or terminated?

UGI reserves the right to suspend, modify or terminate the Plan at any time. Any such suspension, modification or termination will be announced to all shareholders. No shares issued under the Plan will revert to UGI upon termina-tion of the Plan under any circumstances. The Plan does not affect the dividend policy of UGI or UGI Utilities or represent a guarantee of future dividends, which will continue to depend upon the earnings and financial condition of, and other relevant fac-tors affecting, UGI and UGI Utilities, and their respective subsidiaries.

 USE OF PROCEEDS ______________________________________________________________

The purpose of the issuance and sale of the common stock is to provide UGI's subsidiaries with funds to be used for the investment in, or the reduction of debt incurred by the subsidiaries for the acquisition of, assets required to maintain or grow the subsidiaries' businesses.

 EXPERTS ______________________________________________________________________

The audited consolidated financial statements and schedules incorporated by reference into this Prospectus have been audited by Arthur Andersen LLP, inde-pendent public accountants, as indicated in their reports with respect there-to, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

 LEGAL OPINION ________________________________________________________________

The legality of the shares of common stock offered by this Prospectus has been passed upon for UGI by Morgan, Lewis & Bockius LLP.

 INDEMNIFICATION ______________________________________________________________

Section 1743 of the Pennsylvania Business Corporation Law of 1988 provides for the indemnification of directors and officers of corporations organized there-under in certain circumstances. In addition, Sections 1741 and 1742 of the BCL grant to each such corporation the power to indemnify its directors and offi-cers against liability for certain of their acts.

UGI's (Second) Amended and Restated Articles of Incorporation and Bylaws, as amended to date, provide for indemnification of directors and officers of UGI to the fullest extent permitted by the law of the Commonwealth of Pennsylva-nia. UGI also maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, under which UGI may recover indemnification payments made to its directors and officers for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling UGI pursu-ant to the foregoing provisions, UGI has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   1
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
The Company................................................................   3
Description of the Plan....................................................   3
 Purpose...................................................................   3
 Operation of the Plan.....................................................   3
 Administration............................................................   4
 Enrollment................................................................   4
 Reinvestment Date.........................................................   4
 Cash Investment Option....................................................   4
 Purchase Price............................................................   5
 Certificates for Shares...................................................   6
 Reports to Participants...................................................   6
 Termination of Participation..............................................   6
 Sale of Shares............................................................   7
 Tax Aspects...............................................................   7
 Cost to Participants......................................................   7
 Plan Changes and Termination..............................................   7
Use of Proceeds............................................................   8
Experts....................................................................   8
Legal Opinion..............................................................   8
Indemnification............................................................   8

[UGI Corporation Logo]

                                   PROSPECTUS

DIVIDEND
REINVESTMENT
PLAN

Box 858
Valley Forge, PA 19482
(610) 337-1000

ChaseMellon Shareholder
Services, Agent
(800) 756-3353

                                   PART II.

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     Accounting Fees.................................................... $ 3,000
     Legal Fees......................................................... $11,500
     Printing Expenses.................................................. $ 5,000
     Miscellaneous...................................................... $ 5,000
                                                                         -------
       Total Expenses................................................... $24,500
                                                                         =======

Item 15. Indemnification of Directors and Officers

  Section 1741 of the Pennsylvania Business Corporation Law of 1988 provides that a business corporation may indemnify directors and officers against any threatened, pending or completed action or proceeding, provided that the person in question acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 provides, however, that a business corporation may indemnify its directors and officers only against expenses (including attorneys' fees) if the action or proceeding is by or in the right of the corporation. In addition, Section 1742 states that indemnification shall not be made if the person has been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification for certain expenses. Section 1743 requires a corporation to indemnify its directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

  Section 1713 of the Business Corporation Law permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. This section also provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or of responsibility under a criminal statute.
Section 4.01 of UGI's Bylaws limits the liability of any director to the fullest extent permitted by Section 1713 of the Business Corporation Law.

  Section 1746 of the Business Corporation Law grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of UGI's Bylaws provides for indemnification of directors, officers and other agents to the extent otherwise permitted by
Section 1741 of the Business Corporation Law and pursuant to the authority of
Section 1746 of the Business Corporation Law.

  Article VII of UGI's Bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer of UGI, or any other person designated by the Board of Directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of UGI, or at the request of UGI, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits. Section 1742 of the Business Corporation Law only authorizes indemnification of expenses incurred in defending a derivative action. Article VII of the Bylaws also allows indemnification for punitive damages and liabilities incurred under federal securities laws.

  Unlike the provisions of Business Corporation Law Sections 1741 and 1742,
Article VII does not require UGI to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 and 1742 of the Business Corporation Law. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that otherwise would be required, and that right is enforceable against UGI as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the Bylaw provisions require UGI to indemnify such portion. If the indemnification provided for in Article VII is unavailable for any reason in respect of any liability or portion thereof, the Bylaws require UGI to make a contribution toward the liability. Indemnification rights under the Bylaws do not depend upon the approval of any future Board of Directors.

  Section 7.04 of UGI's Bylaws authorizes UGI to further effect or secure its indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a trust fund, granting a security interest in its assets or property, establishing a letter of credit or using any other means that may be available from time to time.

  Section 5.01(c) of UGI's Bylaws limits the personal liability of officers to UGI to the same extent that directors are relieved of such liabilities pursuant to Section 4.01 of the Bylaws, with the exception that the limitation of the liability of officers applies only to liabilities arising out of derivative claims by shareholders asserting a right of UGI and not to liabilities arising out of third party claims.

Item 16. Exhibits

   Exhibit
   Number                         Description of Exhibits
   -------                        -----------------------
     4(a)  (Second) Amended and Restated Articles of Incorporation of UGI,
           incorporated by reference from Exhibit 3(3)(a) to UGI's Amendment
           No. 1 on Form 8 to Form 8-B, filed on April 10, 1992

     4(b) Bylaws of UGI, as amended on October 27, 1998, incorporated by reference from Exhibit 3.2 to UGI's Annual Report on Form 10-K for the fiscal year ended September 30, 1998

     4(c)  Rights Agreement, as amended as of April 17, 1996, between UGI and
           Mellon Bank, N.A., successor to Mellon Bank (East) N.A., as Rights
           Agent, and Assumption Agreement dated April 7, 1992, incorporated by reference from Exhibit 4.1 to UGI's Form 8-K filed on April 17, 1996

     5     Legal Opinion of Morgan, Lewis & Bockius LLP

    23(a)  Consent of Arthur Andersen LLP

    23(b)  Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5)

    24     Power of Attorney (included on signature page)

Item 17. Undertakings

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in King of Prussia, Pennsylvania, on July 25, 2000.

                                          REGISTRANT:

                                          UGI Corporation, a Pennsylvania
                                           corporation

                                                   /s/ Lon R. Greenberg
                                          By: _________________________________
                                              Lon R. Greenberg, its Chairman,
                                               President and Chief Executive
                                                          Officer

  Each person whose signature appears below hereby appoints Lon R. Greenberg and Anthony J. Mendicino, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as full and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                 Capacity in which Signed         Date
              ---------                 ------------------------         ----

         /s/ Lon R. Greenberg          Chairman, President and       July 25, 2000
______________________________________  Chief Executive Officer
           Lon R. Greenberg             (Principal Executive
                                        Officer) and Director

       /s/ Anthony J. Mendicino        Vice President--Finance       July 25, 2000
______________________________________  (Principal Financial
         Anthony J. Mendicino           Officer and Principal
                                        Accounting Officer)

          /s/ Stephen D. Ban           Director                      July 25, 2000
______________________________________
            Stephen D. Ban

        /s/ Thomas F. Donovan          Director                      July 25, 2000
______________________________________
          Thomas F. Donovan

         /s/ Richard C. Gozon          Director                      July 25, 2000
______________________________________
           Richard C. Gozon

              Signature                 Capacity in which Signed         Date
              ---------                 ------------------------         ----

             /s/ Anne Pol              Director                      July 25, 2000
______________________________________
               Anne Pol

     /s/ Marvin O. Schlanger           Director                      July 25, 2000
______________________________________
         Marvin O. Schlanger

        /s/ James W. Stratton          Director                      July 25, 2000
______________________________________
          James W. Stratton

         /s/ David I. J. Wang          Director                      July 25, 2000
______________________________________
           David I. J. Wang

                                 EXHIBIT INDEX

 Exhibit
 Number                          Description of Exhibits
 -------                         -----------------------
   4(a)  (Second) Amended and Restated Articles of Incorporation of UGI,
         incorporated by reference from Exhibit 3(3)(a) to UGI's Amendment No.
         1 on Form 8 to Form 8-B, filed on April 10, 1992

   4(b) Bylaws of UGI, as amended on October 27, 1998, incorporated by reference from Exhibit 3.2 to UGI's Annual Report on Form 10-K for the fiscal year ended September 30, 1998

   4(c)  Rights Agreement, as amended as of April 17, 1996, between UGI and
         Mellon Bank, N.A., successor to Mellon Bank (East) N.A., as Rights
         Agent, and Assumption Agreement dated April 7, 1992, incorporated by reference from Exhibit 4.1 to UGI's Form 8-K filed on April 17, 1996

   5     Legal Opinion of Morgan, Lewis & Bockius LLP

  23(a)  Consent of Arthur Andersen LLP

  23(b)  Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5)

  24     Power of Attorney (included on signature page)